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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1998

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, for use of the Commission
[ ]  Definitive Proxy Statement     Only (as permitted by Rule 14A-6(e)(2))
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 248.14a-11(c) or Section 240.14a-12

                    AMERICAN BANKERS INSURANCE GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

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        On March 11, 1998, American International Group, Inc. issued the following Press Release:

                 [AIG LOGO] AMERICAN INTERNATIONAL GROUP, INC.
                       70 Pine Street New York, NY 10270

NEWS

Contact:  Joe Norton
          AIG Director of Public Relations
          212/770-3144


                         REVISED PROXY MATERIALS MAILED
                        TO AMERICAN BANKERS SHAREHOLDERS

NEW YORK, March 11, 1998 -- American International Group, Inc. (NYSE:AIG) today announced that revised proxy materials are being sent to the shareholders of American Bankers Insurance Group, Inc. (NYSE:ABI) in connection with the shareholder meetings now scheduled to be held on March 25, for the preferred shareholders, and March 27, for the common shareholders, to vote on the proposed merger between American Bankers and a wholly owned subsidiary of AIG. As previously announced, AIG and American Bankers have agreed, among other things, to amend their existing merger agreement to increase the consideration to be paid in the merger from $47 per common share to $58 per common share.

        "We are extremely pleased to present to American Bankers' shareholders the details of our revised merger proposal," said AIG Chairman M. R. Greenberg. "The merger of AIG and American Bankers is clearly the superior option for American Bankers and the only one approved by the American Bankers Board of Directors. AIG's extensive experience in the insurance industry, its top rated financial strength, and its record of building companies and retaining employees make AIG the ideal partner for American Bankers. We believe the merger will provide significant long-term benefits to American Banker shareholders, employees and policyholders."


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        AIG is the leading U.S.-based international insurance organization and among the largest underwriters of commercial and industrial insurance in the United States. Its member companies write property, casualty, marine, life and financial services insurance in approximately 130 countries and jurisdictions, and are engaged in a range of financial services businesses. American International Group, Inc.'s common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

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